UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2013

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 11, 2013, USSC entered into a seven-month forward, seven year interest rate swap transaction (the “Swap Transaction”) with J.P. Morgan Chase Bank, N.A. as the counterparty in connection with indebtedness the Company expects to incur in the future. The Swap Transaction has an effective date of January 15, 2014 and a termination date of January 15, 2021. Under the terms of the Swap Transaction, USSC will make semi-annual fixed rate payments to the counterparty calculated based on a notional amount of $150.0 million at a fixed rate of 2.125%, and the counterparty will make quarterly floating rate payments to USSC based on the three-month London Interbank Offered Rate on the same referenced notional amount. USSC is required to make the fixed rate payments even if a future financing is not completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: June 17, 2013	/s/ Fareed A. Khan
Fareed A. Khan
Senior Vice President and Chief Financial Officer